Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-228357 and Form S-8 No. 333-210653 of OptimizeRx Corp. of our report dated December 18, 2019 relating to the financial statements of RMDY Health Inc., which appears in this Current Report on Form 8-K/A.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
December 18, 2019	Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited